Arshad M. Khanani MD, MA, FASRS Director of Clinical Research at Sierra Eye Associates Anirvan Ghosh, CEO Jamie Dananberg, CMO Lynne Sullivan, CFO UBX1325 Phase 2 BEHOLD DME Study 24 Week Data 01-Nov-2022 Exhibit 99.2

Special Note Regarding Forward-Looking Statements This presentation and the accompanying oral commentary contain forward-looking statements including statements related to Unity Biotechnology Inc.’s (“UNITY’s”) understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including the risk that the COVID-19 worldwide pandemic may continue to negatively impact the development of preclinical and clinical drug candidates, including delaying or disrupting the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, including the risk that interim results of our clinical studies may not be indicative of future results, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of UNITY in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 12, 2022, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission. This presentation concerns drug candidates that are under clinical investigation which have not yet been approved for marketing by the U.S. Food and Drug Administration. They are currently limited by Federal law to investigational use, and no representation is made as to their safety or effectiveness for the purposes for which they are being investigated. This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes. 01-Nov-2022

UBX1325 Led to a Statistically Significant and Clinically Relevant Improvement in Visual Acuity in Patients with Diabetic Macular Edema

Phase 2 BEHOLD Study Data Highlights

- A single dose of UBX1325 led to a **statistically significant and clinically relevant improvement in vision** as measured by BCVA out to 24 weeks in DME patients
- **Retinal structure was maintained through 24 weeks** in UBX1325-treated patients, compared to worsening in sham-treated patients
- Approximately **60% of UBX1325-treated patients did not require anti-VEGF rescue** through 24 weeks compared to only ~38% of sham-treated patients
- UBX1325, the first senolytic drug being explored in eye disease, had a favorable safety and tolerability profile, with **no evidence of intra-ocular inflammation**
- This **novel mechanism of action** could benefit patients as monotherapy or in combination with anti-VEGF agents

Built on UNITY's Senescent Cell Biology Platform

- Preclinical mechanism of action and efficacy data support senolytic therapeutic hypothesis
- Mechanism has broad implication for diseases of aging

3 01-Nov-2022 UNITY

01-Nov-2022 UNITY Is Developing Senolytic Medicines to Eliminate Senescent Cells to Restore Vascular Health and Improve Vision DME: Increased senescence burden Retinal vasculature affected Blood retinal barrier (BRB) Breakdown Loss of vision DME treated with Senolytic intended results: Senescent cells removed Retinal vasculature restored Improvement in vision BRB Breakdown Repaired Retina UNITY illustration. Diabetic Macular Edema

UBX1325 Vessel remodeling Diabetic blood vessel Repaired blood vessel - UBX1325 selectively triggers cell death of Sn ECs - UBX1325 reduces retinal inflammation and vascular leakage Senescent (Sn) ECs accumulate in diabetic retinas in areas of disease activity Preclinical data predicts progressive disease modification through vascular remodeling 01-Nov-2022 Proposed Mechanism of Action for UBX1325

01-Nov-2022 UBX1325 Clinical Program Overview Safety & Tolerability Safety & Efficacy 2020 2021 2022 2023 Phase 1 ENVISION Phase 2 nAMD Study BEHOLD Phase 2 DME Study SAD 24-Week Follow-up nAMD 24 Week Follow-up SAD Study - up to 10 µg 4Q ‘21 1H ‘22 2H ‘22 Long-Term Extension DME Proof of Concept Study (First-Patient-In June 2021) Part B nAMD Proof of Concept Study (FPI April 2022) 12wk, 24wk nAMD cohort data 12/18 wk efficacy data 8/16 wk efficacy data 24wk SAD data 24 wk efficacy data 24 wk efficacy data 48 wk efficacy data 48 wk efficacy data 1H ‘23 2H ‘23

UBX1325 Phase 2 BEHOLD Study Historic Data on DME Patients treated with Standard of Care 01-Nov-2022

VISTA BLA 125387 Suppl 48, 25 Mar 2015 01-Nov-2022 Context for 24wk DME Data: After Anti-VEGF Effect Has Plateaued, Patients Gain Approximately 1 Letter in Subsequent 6 Months on Aflibercept Treatment

UBX1325 Phase 2 BEHOLD Study 24-Week Data in Patients With DME 01-Nov-2022 9

BEHOLD Study Design, Patient Population, and Endpoints

Patient Population

Individuals with **Diabetic Macular Edema** (with moderate diabetic proliferative retinopathy or better), **residual retinal fluid** (≥300 µm) and **visual acuity deficit** (73 ETDRS letters or worse) despite having received **repeated anti-VEGF** treatments (≥2 injections over last 6 months, last 3-6 weeks prior to randomization). Most subjects had 3 or more injections in preceding 6-month period.



18 wk. Safety & Efficacy Data
Baseline
12 wk. Safety & Efficacy Data
24 wk. Safety & Efficacy Data
UBX1325 10 µg
Sham
Week 0 1 2 4 8 12 18 24 32 40 48

	UBX	Sham	Total
Total Enrolled	32	33	65
Withdrawal, out-of-window visit at Wk24, lost to f/u	4	2	6
24-week analysis set	28	31	59



= UBX1325 injection
= Sham injection

Endpoints

- Safety and tolerability
- BCVA change from baseline
- Durability of response
- Sub- and intra-retinal fluid, CST changes
- Proportion of UBX1325 patients requiring 2 or more rescue treatments
- Changes in choroidal blood flow (OCT-A)

10 01-Nov-2022 UNITY

01-Nov-2022 BEHOLD: 24-Week BCVA Change from Baseline† Met Pre-specified Criteria for Proof of Concept Sham UBX1325 Difference P-Value Week 18 1.7 5.9 4.3 0.0943* Week 24 -1.4 6.2 7.6 0.0084** ** * UBX1325 Led To A Sustained Improvement In BCVA Through 24 Weeks † MMRM Analysis

01-Nov-2022 BEHOLD: 24-Week BCVA Change from Baseline† Including Post-Rescue Data Sham UBX1325 Difference P-Value Week 18 2.6 5.6 3.0 0.1160* Week 24 1.2 6.4 5.2 0.0068** UBX1325 with As-Needed anti-VEGF Rescue Outperformed Sham with As-Needed Rescue Through 24 Weeks†† ** * † MMRM Analysis †† More rescues in Sham vs. UBX arms

01-Nov-2022 Greater Proportion of Patients in UBX1325 Arm Have Larger Visual Acuity Gains Compared to Sham at 24 Weeks Gains in BCVA without Rescue Gains in BCVA w/ Rescue

01-Nov-2022 BEHOLD: 24-Week CST Change from Baseline† Met Pre-specified Criteria for Proof of Concept Sham UBX1325 Difference P-Value Week 18 60.3 8.2 -52.1 0.0278* Week 24 34.6 -5.4 -40.0 0.1244** ** * UBX1325 Stabilized the Retina Compared to Sham-Treatment † MMRM Analysis

Adding anti-VEGF rescue data improved CST in sham arm but not in UBX1325 arm†† LS Mean Sham UBX1325 Difference P-Value Week 24 2.7 -4.2 -6.9 0.7522 01-Nov-2022 BEHOLD: 24-Week CST Change from Baseline† Including Post-rescue Data Sham UBX1325 Difference P-Value Week 18 26.0 8.7 -17.3 0.4179 Week 24 2.7 -4.2 -6.9 0.7522 † MMRM Analysis †† More rescues in Sham vs. UBX arms

In BEHOLD, 4 subgroup factors with 8 total subgroups (2 each) were evaluated based on baseline values for: BCVA (≤60 vs. >60 ETDRS letters) CST (≤400 vs. >400µm) DRSS Score (<47 vs. ≥47) A1c (≤7 vs. >7%) For the response of BCVA, there was a numeric advantage in all 8 subgroups for UBX1325-treated patients For the response of CST, there was a numeric advantage in all 8 subgroups for UBX1325-treated patients Summary of Subgroup Analyses at 24 Weeks 01-Nov-2022

01-Nov-2022 Majority of Patients on UBX1325 Were Rescue-free for 6 Months Rescue Eligibility Criteria (Either Triggers Rescue): Increase in CST of +75µm from the lowest value (trough) Decrease in BCVA of -10 ETDRS letters from the highest value (peak) p = 0.0664 No rescue: UBX vs Sham

01-Nov-2022 Summary of Treatment Emergent Adverse Events Sham (%) (N = 33) UBX1325 10 µg (%) (N = 32) Overall (%) (N = 65) Subjects with at least one TEAE 28 (84.8) 24 (75.0) 52 (80.0) Related TEAE 3 (9.1) 6 (18.8) 9 (13.8) Grade ≥3 TEAE 4 (12.1) 3 (9.4) 7 (10.8) Serious TEAE  3 (9.1)* 4 (12.5)* 7 (10.8) Ocular TEAE for Study Eye 23 (69.7) 19 (59.4) 42 (64.6) Treatment-related Ocular TEAE for Study Eye 3 (9.1)** 6 (18.8)** 9 (13.8) TEAE leading to death 0 0 0 Intraocular inflammation, endophthalmitis, retinal artery occlusion, or vasculitis 0 0 0 * Unrelated or likely unrelated to treatment ** 2/3 Sham and 5/6 UBX most likely attributable to procedure: Conjunctival hemorrhage, eye irritation, conjunctival hyperemia All mild – moderate, resolved without further intervention

Examples of Imaging Data Normal Optical Coherence Tomograph (OCT) 01-Nov-2022

01-Nov-2022 PATIENT A Weeks Post Single Injection of UBX1325 BL 4 8 12 Weeks Post Single Injection of UBX1325 18 24 CFBL Week 12 Week 18 Week 24 BCVA (ETDRS letters) +19 +9 +16 CST (µm) -99 -101 -107 Tx History: aflibercept x5/6 mo. w/ last 4 weeks prior to randomization 68 ETDRS Letters 423 µm 84 ETDRS Letters 316 µm 87 ETDRS Letters 324 µm 77 ETDRS Letters 322 µm 80 ETDRS Letters 411 µm 82 ETDRS Letters 361 µm

01-Nov-2022 PATIENT B Weeks Post Single Injection of UBX1325 BL 4 8 12 Weeks Post Single Injection of UBX1325 18 24 CFBL Week 12 Week 18 Week 24 BCVA (ETDRS letters) +8 +11 +10 CST (µm) -304 -336 -194 Tx History: bevacizumab x4 doses/6 mo. w/ last 3 wks prior to randomization 35 ETDRS Letters 584 µm 45 ETDRS Letters 390 µm 43 ETDRS Letters 280 µm 46 ETDRS Letters 248 µm 31 ETDRS Letters 518 µm 41 ETDRS Letters 268 µm

01-Nov-2022 A Single Injection of UBX1325 Provided Evidence of a Senolytic Agent Improving Visual Acuity in Patients with Diabetic Macular Edema Was well tolerated with a favorable safety profile and no intraocular inflammation Improved BCVA that was durable for a minimum of 6 months after one dose Maintained retinal structure vs. sham-treated subjects Allowed ~60% of patients to avoid anti-VEGF treatment for at least 6 months @Vicki Can we make the this slide a little more punchy/less flat? UBX1325 UBX1325 Provides an Opportunity for a Transformative First-in-Class and Best-in-Disease Therapy In the BEHOLD Study, UBX1325:

Clinical Development Plan

01-Nov-2022 Key Highlights from Phase 2 BEHOLD DME Study 24-Week data underscore the therapeutic potential of UBX1325 Visual Acuity Improvement Control of Macular Edema Impact on Retinal Structure

UBX1325 Program Overview and Data Readouts 2022-24


2022
2023
2024
Q1
Q2
Q3
Q4
J F M A M J J A S O N D
1325-01 Ph1 SAD
LPLV
DBL
TLR
1325-02 DME Ph2 BEHOLD Study
LPI
DME 1325-02
LPLV
DBL
TLR
Long-term Extension
12/18w efficacy analysis
24w readout
48w readout
1325-03 AMD Ph2 ENVISION Study
FPI
AMD 1325-03
LPI
LPLV
DBL
TLR
Part B
16w efficacy analysis
24w follow-up
48w follow-up
DME Pivotal Study*

*intended for 2H2023; readout 2025

25
01-Nov-2022

Concluding Remarks 01-Nov-2022

Potential to meaningfully change the treatment paradigm 01-Nov-2022 UBX1325 Has a Differentiated Profile With Best-In-Disease Potential Safety and Efficacy Profile Current standard of care (Aflibercept) aVEGF/Ang2 bispecific (Faricimab) UBX1325 Favorable safety and PK profile    Strong efficacy signal in broad patient population including sub-optimal anti-VEGF responders X X  >50% patients achieve 6-month treatment free interval after single injection X X  Reduction of ischemic regions of the retina and potential for disease modification X X   supported by preclinical data  supported by clinical data

Q&A 28

Market Snapshot $64.5 million cash, cash equivalents and marketable securities as of June 30, 2022. Completed underwritten offering in August raising $41.8 million in net proceeds Focused capital allocation to extend cash runway into 2024, funding UBX1325 Phase 2 proof-of-concept studies and 48-week long-term extension Financials 29 01-Nov-2022

Positioning of UBX1325 in Current DME Therapeutic Landscape



Anti-VEGF non- and sub-responders (residual fluid and visual deficits)
Switch UBX1325 for greater efficacy above anti-VEGF plateau effect
Switch to anti-VEGF+UBX1325 to maximize benefit from dual mechanism
Well-treated with anti-VEGF (injections every 4-8 weeks)
Switch to UBX1325 to reduce treatment burden and potential for disease modification

Patients achieving worse than 20/40 vision despite anti-VEGF treatment, represent a significant opportunity for UBX1325**

** ~50% of patients on anti-VEGF do not achieve 20/40 vision after 2 years of treatment (Shimura M, et al. Br J Ophthalmol 2020;104:1209–1215)

30 01-Nov-2022 UNITY